Exhibit 23
                                                           ----------


CONSENT OF INDEPENDENT ACCOUNTANTS
-----------------------------------






   We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-30856, 33-31055, 33-35586, 33-38411, 33-38587, 33-44788, 33-52691, 33-58187 and
333-02873), Post-Effective Amendment No. 2 on Form S-8 (No. 33-30756-02) to Form S-4 (No. 333-09519), Form S-3 (Nos. 33-33682 and 33-61147) and
Pre-Effective Amendment No. 1 on Form S-3 (Nos. 33-62496 and 33-61147) of Bristol-Myers Squibb Company of our report dated January 22, 1997 appearing on page 53 of this Form 10-K.


/s/ Price Waterhouse LLP
------------------------


PRICE WATERHOUSE LLP
New York, New York
March 31, 1997





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